Exhibit 99.1
GTSI Reports Fourth Quarter and Full-Year Results for 2007
Gross margin expansion, reduction of expenses and narrowed loss led the way
CHANTILLY, VA., March 14, 2008 — GTSI Corp. (NASDAQ: GTSI), an Enterprise IT infrastructure solutions and services provider to government, today announced financial results for the quarter and year ended December 31, 2007.
“We continue to build the company to promote future growth in the programs and services area, with a focus on increasing margin and reducing the highs and lows of revenue capture,” said Jim Leto, GTSI’s President and Chief Executive Officer. “During the fourth quarter and throughout the year, we have consolidated our resources and activities around key strategic partners which have resulted in a more efficient ‘go to market’ strategy. This activity has seen some attrition in product sales, but it is a concerted effort to streamline overall operating performance.
“To offset some of the anticipated short-term revenue declines we have been implementing an expense reduction initiative which has resulted in the lowest levels of operating expenses in four years. We will continue in our efforts to reduce expenses throughout 2008, while making investments in the services areas of the business which will help us drive margin,” said Leto.
Financial Update
Joe Ragan, GTSI’s Senior Vice President and Chief Financial Officer, said, “We continue to execute our financial strategy driving performance resulting in a $30 million improvement in net cash provided by operating activities from 2006 to 2007, representing a remarkable turn around. Also since the end of 2007, we retired $10 million in subordinated debt which cost us over $1 million in interest expense in 2007.
“For the first time in three years we delivered profitability for two consecutive quarters, the third and fourth quarters of 2007,” said Ragan. “We believe results of the fourth quarter indicate that the strategic decision to move away from commodity orders and into larger core technology product orders, infrastructure solutions and professional and financial services contracts, which have a longer sales cycle, is taking shape.”
After extensive remediation efforts over the past two years GTSI management deems it has effective financial controls related to its compliance with the Sarbanes-Oxley Act requirements.
Fourth Quarter and Year-End Financial Results
For the fourth quarter 2007, GTSI reported sales of $224.5 million, compared to $284.5 million in the same period a year ago and reported net income of $3.3 million or $0.33 of earnings per diluted share versus net income of $9.5 million or $0.98 of earnings per diluted shares in the fourth quarter of 2006. Operating expenses were $27.2 million down from $31.8 million in the fourth quarter of 2006. Gross margin in the fourth quarter of 2007 was 13.5%, down from 14.7% in the fourth quarter of 2006.

During the fourth quarter of 2006, GTSI reversed certain aged accrued liabilities of $5.8 million, decreasing cost of sales and increasing gross margin. For comparative purposes (a non-GAAP financial measure), adjusting for the fourth quarter of 2006 accrued liability reversal, net income would have been $3.7 million and earnings per diluted share would have been $0.38 for the quarter.
For the year ended December 31, 2007, GTSI reported sales of $723.5 million, a decrease from $863.0 in 2006, and reported a net loss of $1.8 million, after tax expenses of $0.6 million, or $0.18 of net loss per diluted share compared to a net loss of $3.0 million and $0.32 of net loss per diluted share in 2006. Operating expenses were down year over year at $106.3 million versus $115.2 million for 2006. Gross margin for 2007 increased to 14.5% versus 13.2% for 2006.
During 2006, GTSI incurred one-time unfavorable expenses of $9.0 million and certain favorable adjustments of $10.9 million in 2006. For comparative purposed (a non-GAAP measure) after adjusting for the 2006 adjustments, net loss for 2006 was $4.9 million or $0.52 of net loss per diluted share for the year.
Marketplace Update
“We have seen growth in our federal civilian, state and local government customers,” said Leto. “Due to the late passage of a catch-all spending bill companies such as GTSI saw many anticipated contracting opportunities push from the fourth quarter of 2007 into 2008. The waning days of 2007 ended nearly two budget cycles of uncertainty for government agencies which did not know how much money they could invest in technology applications. While this spending bill presents opportunities to solve technology problems for our customers, the lag time in the funds flow was pushed into the first half of 2008. Government agencies moving away from GWACs and increasingly using their own task orders, gives GTSI an excellent opportunity for GTSI to take advantage of our reach across many agencies.”
Conference Call
An investor conference call to discuss fourth quarter and full year results is scheduled for 10:30 a.m. Eastern Time March 14, 2008. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, no pass code is required. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through March 14, 2009. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 p.m. eastern, March 31, 2008. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 21882475.
About GTSI Corp.
GTSI Corp. is an information technology solutions provider offering a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows government agencies to implement solutions of national and local significance quickly and cost effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet governments’ current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at www.GTSI.com/About

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management — including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships — may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company’s most recent annual report on Form 10—K and included from time to time in other reports filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com
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GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Change from the Three
	December 31,		Months Ended December 31,
	2007	2006	Actual	Percentage
SALES
Product	$203,254	$256,318	$(53,064)	-20.7%
Service	17,836	23,068	(5,232)	-22.7%
Financing	3,383	5,152	(1,769)	-34.3%

	224,473	284,538	(60,065)	-21.1%
COST OF SALES
Product	180,040	228,737	(48,697)	-21.3%
Service	12,960	11,399	1,561	13.7%
Financing	1,152	2,629	(1,477)	-56.2%

	194,152	242,765	(48,613)	-20.0%

GROSS MARGIN	30,321	41,773	(11,452)	-27.4%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	27,167	31,829	(4,662)	-14.6%

LOSS FROM OPERATIONS	3,154	9,944	(6,790)	-68.3%

INTEREST AND OTHER INCOME (EXPENSE)	349	(481)	830	172.6%

INCOME BEFORE INCOME TAXES	3,503	9,463	(5,960)	-63.0%

INCOME TAX PROVISION	(218)	—	(218)	-100.0%

NET INCOME	$3,285	$9,463	$(6,178)	-65.3%

EARNINGS PER SHARE
Basic	$0.34	$1.00	$(0.66)	-66.1%

Diluted	$0.33	$0.98	$(0.65)	-66.3%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,635	9,414	221	2.3%

Diluted	9,923	9,641	282	2.9%

GTSI Corp. Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended		Change from the Twelve
	December 31,		Months Ended December 31,
	2007	2006	Actual	Percentage
SALES
Product	$641,560	$779,896	$(138,336)	-17.7%
Service	59,658	70,293	(10,635)	-15.1%
Financing	22,247	12,788	9,459	74.0%

	723,465	862,977	(139,512)	-16.2%
COST OF SALES
Product	570,580	705,498	(134,918)	-19.1%
Service	38,276	38,261	15	0.0%
Financing	9,889	5,439	4,450	81.8%

	618,745	749,198	(130,453)	-17.4%

GROSS MARGIN	104,720	113,779	(9,059)	-8.0%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	106,335	115,240	(8,905)	-7.7%

LOSS FROM OPERATIONS	(1,615)	(1,461)	(154)	-10.5%

INTEREST AND OTHER INCOME (EXPENSE)	416	(1,663)	2,079	125.0%

LOSS BEFORE INCOME TAXES	(1,199)	(3,124)	1,925	61.6%

INCOME TAX (PROVISION) BENEFIT	(568)	110	(678)	-616.4%

NET LOSS	$(1,767)	$(3,014)	$1,247	41.4%

LOSS PER SHARE
Basic	$(0.18)	$(0.32)	$0.14	42.6%

Diluted	$(0.18)	$(0.32)	$0.14	42.6%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,571	9,371	200	2.1%

Diluted	9,571	9,371	200	2.1%

GTSI Corp. Consolidated Balance Sheet
(In thousands)

	December 31,		Change from December 31, 2006
	2007	2006	Actual	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$829	$705	$124	17.6%
Accounts receivable, net	165,317	222,072	(56,755)	-25.6%
Inventory	21,577	35,691	(14,114)	-39.5%
Deferred costs	5,615	22,188	(16,573)	-74.7%
Other current assets	5,169	9,651	(4,482)	-46.4%

Total current assets	198,507	290,307	(91,800)	-31.6%
Depreciable assets, net	12,158	13,627	(1,469)	-10.8%
Long-term receivables and other assets	16,002	26,747	(10,745)	-40.2%

TOTAL ASSETS	$226,667	$330,681	$(104,014)	-31.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$18,031	$30,912	$(12,881)	-41.7%
Accounts payable	84,715	142,217	(57,502)	-40.4%
Financed lease debt, current portion	8,509	16,546	(8,037)	-48.6%
Accrued liabilities	14,725	23,194	(8,469)	-36.5%
Deferred revenue	2,542	7,241	(4,699)	-64.9%

Total current liablilites	128,522	220,110	(91,588)	-41.6%
Long-term debt	10,000	10,000	—	0.0%
Long-term financed lease debt	9,068	18,758	(9,690)	-51.7%
Other liabilities	1,364	5,130	(3,766)	-73.4%

Total liabilities	148,954	253,998	(105,044)	-41.4%
Total stockholder’s equity	77,713	76,683	1,030	1.3%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,667	$330,681	$(104,014)	-31.5%